UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
GENERAL GROWTH PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	42-1283895

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 North Wacker Drive
Chicago, Illinois	60606

(Address of Principal Executive Offices)	(Zip code)
General Growth Properties, Inc.
Employee Stock Purchase Plan
(Full title of the plan)
MR. JOHN BUCKSBAUM
CHIEF EXECUTIVE OFFICER
GENERAL GROWTH PROPERTIES, INC.
110 NORTH WACKER DRIVE
CHICAGO, ILLINOIS 60606
(Name and address of agent for service)
(312) 960-5000
(Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price	aggregate offering	Amount of
Title of each class of securities to be registered	registered (2)	per share (3)	price	registration fee
Common Stock (par value $.01 per share)(1)(2)	1,500,000	$52.60	$78,900,000	$2,422.23

(1)	The shares of common stock of General Growth Properties, Inc., $.01 par value per share (the “Common Stock”), being registered hereby include associated preferred share purchase rights, which attach to and trade with the shares of Common Stock.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, such amount also covers such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) of the Securities Act of 1933 and based on the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange on June 27, 2007.

PART II
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
ITEM 8. EXHIBITS.
ITEM 9. UNDERTAKINGS.
SIGNATURES
EXHIBIT INDEX
Employee Stock Purchase Plan
Opinion of Linda J. Wight
Consent of Deloitte & Touche LLP
Consent of KPMG LLP

EXPLANATORY STATEMENT
This Registration Statement on Form S-8 is filed to register an additional 1,500,000 shares of Common Stock, par value $.01 per share (the “Common Stock”), of General Growth Properties, Inc. (the “Registrant”) for the General Growth Properties, Inc. Employee Stock Purchase Plan, as amended (the “Plan”).
The Registrant previously filed a Registration Statement on Form S-8 relating to the Plan with the Securities and Exchange Commission (the “Commission”) on June 1, 1999 (File No. 333-79737). This Registration Statement was prepared in accordance with General Instruction E of Form S-8 and, in accordance therewith, incorporates by reference the previously filed Registration Statement and provides the new information required in this Registration Statement that was not in the earlier Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
Not Applicable.
ITEM 8. EXHIBITS.
The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:
4.1	General Growth Properties, Inc. Employee Stock Purchase Plan, as amended.

5.1	Opinion of Linda J. Wight.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of KPMG LLP.

24.1	Powers of Attorney (included on signature page).
ITEM 9. UNDERTAKINGS.
The Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs 1(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 29, 2007.

General Growth Properties, Inc.
(Registrant)

By:	/s/ JOHN BUCKSBAUM

John Bucksbaum
Chief Executive Officer

We, the undersigned officers and directors of General Growth Properties, Inc., hereby severally constitute John Bucksbaum, Robert Michaels and Bernard Freibaum, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and to sign a new registration statement pursuant to Rule 462(b) of the Securities Act of 1933, and generally to do all such things in our name and behalf in such capacities to enable General Growth Properties, Inc. to comply with the applicable provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on June 29, 2007 by the following persons in the capacities indicated:

/s/ MATTHEW BUCKSBAUM Matthew Bucksbaum	Chairman of the Board

/s/ JOHN BUCKSBAUM John Bucksbaum	Director and Chief Executive Officer (Principal Executive Officer)

/s/ ROBERT MICHAELS Robert Michaels	Director, President and Chief Operating Officer

/s/ BERNARD FREIBAUM Bernard Freibaum	Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ ALAN COHEN Alan Cohen	Director

/s/ ANTHONY DOWNS Anthony Downs	Director

/s/ THOMAS H. NOLAN, JR. Thomas H. Nolan, Jr.	Director

/s/ JOHN T. RIORDAN John T. Riordan	Director

/s/ BETH STEWART Beth Stewart	Director

/s/ ADAM METZ Adam Metz	Director

EXHIBIT INDEX

Exhibit
Number	Document
4.1	General Growth Properties, Inc. Employee Stock Purchase Plan, as amended.

5.1	Opinion of Linda J. Wight

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of KPMG LLP.

24.1	Powers of Attorney (included on signature page).